THERMON REPORTS THIRD QUARTER FISCAL 2020 RESULTS

AUSTIN, Texas, February 6, 2020 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the third quarter ("Q3 2020") of the fiscal year ending March 31, 2020 ("Fiscal 2020").

Q3 2020 highlights, as compared to the three months ended December 31, 2018 ("Q3 2019"), include:

•	Revenue of $100.5 million, a decrease of 16% compared to $119.4 million

•	Fully diluted GAAP earnings per share ("EPS") of $0.20 per fully diluted common share, a decrease of $0.09 compared to $0.29

•	Non-GAAP Adjusted EPS of $0.28 per fully diluted common share, a decrease of $0.12 compared to $0.40

•	Generated $22.3 million of cash provided by operating activities, an increase of $14.6 million as compared to $7.7 million

"We were pleased with the continued strong free cash flow generation in the quarter of $19.9 million, and we continue to see strength in our pipeline of opportunities. While we projected weaker capital projects in the second half of the fiscal year in comparison to a record second half of fiscal 2019, results fell below expectations on weaker year-end discretionary spending during the third quarter. Due to the lower incoming order rates in the last two quarters, we now expect Fiscal 2020 revenues in the range of $383-390 million," said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q3 2020, the Company generated revenue of $100.5 million versus $119.4 million in Q3 2019, a decrease of $18.9 million or 16%. During Q3 2020, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion ("MRO/UE") activity from our legacy heat tracing business accounted for 38% and 62% of revenue, respectively, which compares to 45% and 55% in Q3 2019. Gross margin during Q3 2020 was 43.3%, as compared to 42.6% in Q3 2019.

Q3 2020 total orders were $99.0 million versus $105.7 million in Q3 2019, a decrease of $6.7 million or 6%. Q3 2020 backlog of $102.5 million represents a $33.4 million decrease, or 25%, as compared to Q3 2019 backlog of $135.9 million.

Q3 2020 net income attributable to Thermon and GAAP EPS were $6.5 million and $0.20 per fully diluted common share, respectively, compared to $9.7 million and $0.29 per fully diluted common share, respectively, in Q3 2019. After taking into account the impact of an income tax rate reduction in the Netherlands and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in Q3 2020 of $9.5 million and Adjusted EPS of $0.28 per fully diluted common share compared to $13.3 million and $0.40 per fully diluted common share, respectively, in Q3 2019.

Adjusted EBITDA was $20.9 million in Q3 2020 as compared to $26.0 million in Q3 2019, a decrease of $5.1 million or 20% (see table, Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA).

During the first nine months of the fiscal year ending March 31, 2020 ("YTD 2020") the Company generated revenue of $295.1 million compared to $298.4 million in the first nine months of the fiscal year ended March 31, 2019 ("YTD 2019"), a decrease of $3.3 million or 1%.

YTD 2020 orders were $274.9 million compared to $275.3 million in YTD 2019, a decrease of $0.4 million or 0%.

YTD 2020 net income attributable to Thermon and GAAP EPS were $14.9 million and $0.45 per fully diluted common share, respectively, compared to $16.0 million and $0.48 per fully diluted common share in YTD 2019. After taking into account the impact of income tax rate reduction in Alberta, Canada and in the Netherlands and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2020 of $23.8 million and Adjusted EPS of $0.72 per fully diluted common share compared to Adjusted Net Income of $28.5 million and Adjusted EPS of $0.86 per fully diluted common share during YTD 2019.

As of December 31, 2019, the Company had $181.7 million of gross outstanding debt and $37.1 million of cash and cash equivalents representing net debt of $144.6 million. Based on the trailing twelve month Adjusted EBITDA of the Company, our net debt to trailing twelve month Adjusted EBITDA ratio was 1.9x as of December 31, 2019. At the time the THS acquisition closed on October 30, 2017, our net debt to trailing twelve month Adjusted EBITDA ratio was 3.4x.

Outlook

Given our Q3 2020 results, we are reducing our Fiscal 2020 revenue guidance to $383-390 million. With our net debt to trailing twelve month Adjusted EBITDA ratio currently below 2.0x, we intend to continue to prioritize our capital allocation towards additional debt reduction and potential M&A opportunities.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q3 2020 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free Cash Flow" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted EPS" (or "Adjusted fully diluted earnings per share") represent net income attributable to Thermon before costs related to the consolidation of our operating footprint in Canada, amortization of intangible assets, the tax benefit from income tax rate reduction in Alberta, Canada and in the Netherlands and the income tax effect on any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests and costs related to the consolidation of our operating footprint in Canada. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy, chemical processing and power generation capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to operate successfully in foreign countries; (v) our ability to effectively integrate THS product lines into our existing sales and marketing channels; (vi) tax liabilities and changes to tax policy; (vii) our ability to protect data and thwart potential cyber attacks; (viii) our ability to bid and win new contracts; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) changes in relevant currency exchange rates; (xiii) a material disruption at any of our manufacturing facilities; (xiv) potential liability related to our products as well as the delivery of products and services; (xv) our dependence on subcontractors and third party suppliers; (xvi) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs and the United Kingdom’s exit from the European Union; (xvii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xviii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xix) our ability to remediate the material weakness in our internal control over financial reporting; (xx) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xxi) our ability to protect our trade secrets and intellectual property; (xxii) the extent to which federal, state, local, and foreign governmental regulations of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xxiii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the Securities and Exchange Commission on June 12, 2019 and in any subsequent Quarterly Reports on Form 10-Q that we have filed or may file with the Securities and Exchange Commission. Any one or a combination of these factors could materially affect our furture financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox

(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales	$100,468	$119,356	$295,115	$298,412
Cost of sales	56,988	68,473	169,061	167,441
Gross profit	43,480	50,883	126,054	130,971
Operating expenses:
Marketing, general and administrative and engineering	25,226	27,068	78,732	76,882
Stock compensation expense	1,328	1,041	3,670	3,130
Amortization of intangible assets	4,460	4,887	13,354	16,160
Income from operations	12,466	17,887	30,298	34,799
Interest income and expense, net	(2,834)	(3,548)	(9,569)	(10,279)
Debt cost amortization	(704)	(313)	(1,574)	(1,047)
Interest expense, net	(3,538)	(3,861)	(11,143)	(11,326)

Other income (expense)	(62)	(155)	(1)	73
Income before provision for taxes	8,866	13,871	19,154	23,546
Income tax expense	2,344	4,154	4,250	7,126
Net income	6,522	9,717	14,904	16,420

Income (loss) attributable to non-controlling interests	—	(2)	(2)	432
Net income attributable to Thermon	$6,522	$9,719	$14,906	$15,988

Net income per common share:
Basic income per share	$0.20	$0.30	$0.46	$0.49
Diluted income per share	$0.20	$0.29	$0.45	$0.48
Weighted-average shares used in computing net income per common share:
Basic common shares	32,786	32,595	32,716	32,556
Fully-diluted common shares	33,259	33,116	33,125	33,000

	December 31, 2019 (unaudited)	March 31, 2019
Cash and cash equivalents	$37,054	$31,402
Total debt	181,705	217,725
Total equity	369,044	348,949

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Nine Months Ended December 31, 2019	Nine Months Ended December 31, 2018
GAAP net income attributable to Thermon	$6,522	$9,719	$14,906	$15,988
Interest expense, net	3,538	3,861	11,143	11,326
Income tax expense	2,344	4,154	4,250	7,126
Depreciation and amortization expense	7,124	7,200	21,082	23,026
EBITDA (non-GAAP)	$19,528	$24,934	$51,381	$57,466
Stock compensation expense	1,328	1,041	3,670	3,130
Consolidation of operating footprint in Canada	—	—	—	757
Income (loss) attributable to non-controlling interests	—	(2)	(2)	432
Adjusted EBITDA (non-GAAP)	$20,856	$25,973	$55,049	$61,785

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Nine Months Ended December 31, 2019	Nine Months Ended December 31, 2018	Adjustment to:
GAAP net income attributable to Thermon	$6,522	$9,719	$14,906	$15,988
Consolidation of operating footprint in Canada	—	—	—	757	Operating expense
Amortization of intangible assets	4,460	4,887	13,354	16,160	Intangible amortization
Tax benefit for impact of rate reduction in foreign jurisdictions	(447)	—	(1,231)	—	Tax benefit
Tax effect of adjustments	(1,070)	(1,356)	(3,205)	(4,443)
Adjusted net income (non-GAAP)	$9,465	$13,250	$23,824	$28,462

Adjusted-fully diluted earnings per common share (non-GAAP)	$0.28	$0.40	$0.72	$0.86

Fully-diluted common shares	33,259	33,116	33,125	33,000

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Nine Months Ended December 31, 2019	Nine Months Ended December 31, 2018
Cash provided by operating activities	$22,287	$7,730	$52,355	$9,846
Less: Cash used for purchases of property, plant and equipment	(2,424)	(3,106)	(6,701)	(8,808)
Plus: Sale of rental equipment	226	133	371	678
Plus: Proceeds from sales of land and buildings	242	23	242	23
Free cash flow provided (non-GAAP)	$19,863	$4,780	$46,267	$1,739